UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 10, 2008
(Date of earlier event reported)

Inland Western Retail Real Estate Trust, Inc.

(Exact name of registrant as specified in the charter)

Maryland	000-51199	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-22(b)

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c)

Section 8 – Other Events

Item 8.01 Other Events.

Attached to this Form 8-K as Exhibit 99.1 is a copy of a letter to be sent by Inland Western Retail Real Estate Trust, Inc. (the “Company”) to its shareholders who have elected to receive cash distributions with respect to their shares of common stock of the Company in connection with, among other things, the Company’s July monthly distribution, which letter will be sent on or about July 10, 2008 and which letter is incorporated by reference into this filing in its entirety.  Attached to this Form 8-K as Exhibit 99.2 is a copy of a letter to be sent by the Company to its shareholders who have elected to participate in the Company’s distribution reinvestment program in connection with, among other things, the Company’s July monthly distribution and the Company’s recently filed registration statement and prospectus relating to the Company’s distribution reinvestment program, which letter will be sent on or about July 10, 2008 and which letter is incorporated by reference into this filing in its entirety.

Item 9.01

(d) Exhibits

Exhibit Number	Description

99.1	Letter to shareholders of Inland Western Retail Real Estate Trust, Inc.

99.2	Letter to shareholders of Inland Western Retail Real Estate Trust, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST,
INC.

By:	/s/ Steven P. Grimes
Title:	Chief Operating Officer and Chief Financial Officer
Date:	July 10, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Letter to shareholders of Inland Western Retail Real Estate Trust, Inc.

99.2	Letter to shareholders of Inland Western Retail Real Estate Trust, Inc.